UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 22, 2011
(Date of earliest event reported)

0-16211
(Commission File Number)

DENTSPLY International Inc.
(Exact name of registrant as specified in its charter)

Delaware	39-1434669
(State of Incorporation)	(IRS Employer Identification No.)

221 West Philadelphia Street,
York, Pennsylvania	17405-0872
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (717) 845-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 22, 2011, DENTSPLY International Inc. (the “Company”) announced that it had entered into an agreement dated as of June 21, 2011 (the “Agreement”) with Astra Tech International AB (“Seller”) relating to the acquisition by the Company of the entire issued share capital of Astra Tech AB (“Astra Tech”) for $1.785 billion.  Astra Tech is indirectly owned by AstraZeneca PLC.

The transaction is expected to be completed by December 31, 2011 and is subject to receipt of certain regulatory approvals.

The Company has obtained debt financing commitments for the transaction contemplated by the Agreement, the proceeds of which, when combined with cash on hand and the issuance of commercial paper, will be sufficient for the Company to pay the aggregate consideration and all related fees and expenses of the transaction.

A copy of the Company’s news release announcing the execution of the Agreement is attached as Exhibit 99.1.

The information furnished under Item 8.01, including the exhibit attached hereto, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

EXHIBIT NO.	DESCRIPTION
99.1	Press Release issued June 22, 2011 announcing DENTSPLY’s agreement to purchase Astra Tech AB as referenced in Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY International Inc.

By:	/s/ William R. Jellison
William R. Jellison
Senior Vice President and
Chief Financial Officer

Date: June 22, 2011